UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 25, 2009

BASELINE OIL & GAS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51888	30-0226902
State of Incorporation	Commission File Number	IRS Employer I.D. Number

411 North Sam Houston Parkway East, Suite 300, Houston, Texas 77060

Address of principal executive offices

Registrant’s telephone number: (281) 591-6100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

On September 25, 2009, the prepackaged Plan of Reorganization pursuant to Chapter 11 of the Bankruptcy Code (the “Plan”) of Baseline Oil & Gas Corp. (the “Company”) was confirmed by the United States Bankruptcy Court for the Southern District of Texas, Houston Division in the previously disclosed proceeding titled In re: Baseline Oil & Gas Corp., Debtor, Case No. 09-36291.

As confirmed, the Plan provided for 100% of the prepetition senior noteholders, as the only class of claimants not deemed to have accepted or rejected the Plan pursuant to the U.S. Bankruptcy Code, to receive debt, in the form of subordinated secured notes, and equity, consisting of preferred stock and 100% of the common stock, in the newly reorganized company. Senior noteholders who also elected to participate in the exit financing under the Plan received senior secured notes and senior preferred stock. Under the Plan, none of the existing common stockholders, however, received any distributions and their equity was cancelled on September 30, 2009, the effective date of the Plan.

As part of the Plan, the reorganized entity converted from a Nevada corporation to a Delaware corporation. The Company emerged from protection under Chapter 11 of the U.S. Bankruptcy Code on September 30, 2009 as a privately-held company.

Item 8.01	Other Events

In conjunction with its emergence from bankruptcy, the Company intends to promptly file a Form 15 with the Securities and Exchange Commission (the “SEC”) to deregister its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act. Upon the filing of the Form 15, the Company’s obligation to file periodic and current reports with the SEC, including Forms 10-K, 10-Q and 8-K, will be immediately suspended. The Company is eligible to file Form 15 because its common stock is held of record by less than 300 persons.

In addition, effective October 1, 2009 the Company’s common stock will no longer be eligible for quotation on the OTC Bulletin Board.

On October 1, 2009, the Company issued a press release announcing its successful consummation of the Plan. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release, dated October 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2009	Baseline Oil & Gas Corp.

	By:	/s/ THOMAS R. KAETZER
	Name:	Thomas R. Kaetzer
	Title:	President